Wachovia SBA Lending,Inc. Series 1998-1 Servicer’s Certificate	Record Date: 2/29/2004 Determination Date: 3/10/2004 Distribution Date: 3/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.6800%	83,700,000.00	26,839,606.80	38,681.04	228,891.25	0.00	228,891.25	267,572.29	26,610,715.55
Factors per Thousand				0.46213907	2.73466249		2.73466249	3.19680155	317.92969594
B	2.1000%	6,300,000.00	2,020,185.41	3,639.34	17,228.37	0.00	17,228.37	20,867.71	2,002,957.04
Factors per Thousand				0.57767302	2.73466190		2.73466190	3.31233492	317.92968889

Pool		90,000,000.00	28,859,792.21	42,320.38	246,119.62	0.00	246,119.62	288,440.00	28,613,672.59
Totals				0.47022644	2.73466244		2.73466244	3.20488889	317.92969544

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	37,575.30	1,105.74	38,681.04	1.6800%	0.00
B	3,535.20	104.14	3,639.34	2.1000%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 2/29/2004 Determination Date: 3/10/2004 Distribution Date: 3/15/2004

Schedule of Remittance		Collateral Information
Aggregate Amount Received	494,610.33	Aggregate Beginning Principal Balance of Loans		28,859,792.21
Amount Available in the Spread Account	1,739,048.27	Aggregate Ending Principal Balance of Loans		28,613,672.59
Interest Earnings on Spread Account	512.62	Principal Prepayments (Number / Amount)	2	55,938.04
Monthly Advances	0.00	Curtailments		4,091.95
(Servicing Fee) *	(32,101.30)	Excess and Monthly Payments		186,089.63
(Premium Protection Fee)	(35,180.07)	Recoveries on Previous Realized Losses		13,171.71
(Unreimbursed Monthly Advances)	0.00	Interest Received		235,319.00

Available Funds	2,166,889.85	Amount of Monthly Advance		0.00

		Compensating Interest		72.70
Bond Interest Distributed	42,320.38	Unguaranteed Percentage of Liquidated Losses		0.00
Bond Principal Distributed	246,119.62	Unguaranteed Percentage of Loans Delinquent 24 mos or Uncollectible		0.00
Escrow Fee	1,442.99	Specified Spread Account Requirement		1,739,048.27
Specified Spread Account Requirement	1,739,048.27	Transfer from Spread Account to Certificate Account		0.00
Spread Excess Distributed to Spread Acct Depositor	137,958.59	Amount on Deposit in Spread Account after all required transfers		1,877,006.86

	2,166,889.85

		Weighted Average SBA Loan Interest Rate		6.091%
		Weighted Average Maturity		160.869

		Servicer Withdrawals from Principal and Interest Account
		Accrued Unpaid Servicing Fees		$0.00
		Unreimbursed Monthly / Servicing Advances		$0.00
* In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.		Investment Earnings on Permitted Instruments		$329.61
		Funds deposited in the account in error		$0.00
		Servicing Compensation (paid prior month)		$33,107.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 2/29/2004 Determination Date: 3/10/2004 Distribution Date: 3/15/2004

Exhibit K		Delinquent Information	# Loans	Pool Amount	Pool %
		Delinquent 1-29 Days	38	2,658,399.30	9.291%
Outstanding Balance — Pool	28,613,672.59	Delinquent 30-59 Days	1	34,362.88	0.120%
# Accounts	351	Delinquent 60-89 Days	0	0.00	0.000%
		Delinquent 90-179	2	173,456.94	0.606%
		Delinquent 180-719	2	311,731.74	1.089%
		Delinquent 720 and Over	0	0.00	0.000%
		Loans in Foreclosure	0	0.00	0.000%
		REO Property	0	0.00	0.000%

		Totals	43	3,177,950.86	11.106%

		Delinquent Information	# Loans	Gross Amount	Gross %
Outstanding Balance - Gross	98,275,990.47	Delinquent 1-29 Days	38	9,803,817.67	9.976%
# Accounts	351	Delinquent 30-59 Days	1	137,451.13	0.140%
		Delinquent 60-89 Days	0	0.00	0.000%
		Delinquent 90-179	2	693,827.39	0.706%
		Delinquent 180-719	2	957,166.13	0.974%
		Delinquent 720 and Over	0	0.00	0.000%
		Loans in Foreclosure	0	0.00	0.000%
		REO Property	0	0.00	0.000%

		Totals	43	11,592,262.32	11.796%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 2/29/2004 Determination Date: 3/10/2004 Distribution Date: 3/15/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		321	321	321
(iii)		0	0	1
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i)	0	1	0
	(ii)	0	0	0
	(iii)	0	0	0
	total	0	1	0

(x) (c&d)	(i)	3	3	3
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	3	3	3

(xii)		318	318	318

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 2/29/2004 Determination Date: 3/10/2004 Distribution Date: 3/15/2004

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Callahan

Name: Stephanie Callahan
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300